ZENATECH, INC.

LONG-TERM INCENTIVE PLAN

1.PURPOSE OF THE PLAN

The purpose of this Long-Term Incentive Plan is to advance the interests of ZenaTech, Inc. (the “Company”) and its shareholders by providing to Participants a performance incentive for continued and improved services with the Company and its Affiliates.

2.DEFINITIONS

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, unless the context otherwise requires:

(a) “Affiliate” shall have the meaning ascribed to such term in NI 45-106.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

(c) “Award Agreement” shall mean any written agreement or other document evidencing an Award.

(d) “Black-Out Period” shall mean a period of time when securities of the Company may not be traded by certain Persons designated by the Company.

(e) “Board” shall mean the board of directors of the Company.

(f) “Cause” shall mean such conduct which permits the Company or an Affiliate to terminate a person without notice, payment in lieu of notice or severance pay, whether arising under statute, contract or at law.

(g) “Change of Control” shall have the meaning set out in Section 11.3.

(h) “Committee” shall mean the Compensation and Governance Committee of the Board.

(i) “Consultant” shall have the meaning ascribed to such term in NI 45-106.

(j) “Director” shall mean a director of the Company or an Affiliate.

(k) “Disinterested Shareholder Approval” shall mean approval of a matter by a majority of the votes cast by shareholders of the Company at the meeting of shareholders other than votes cast by those shareholders required to be excluded in respect of the matter pursuant to applicable laws or Exchange Rules.

(l) “Eligible Person” shall mean a Person who is a Director, Employee or Consultant.

(m) “Employee” shall mean:

(A) an individual who is considered an employee of the Company or an Affiliate under the Income Tax Act (Canada) or other applicable tax laws,

(B) an individual who works full-time for the Company or an Affiliate providing services normally provided by an employee and who is subject to the same control and direction by the Company or such Affiliate over the details and methods of work, as an employee of the Company or such Affiliate, but for whom income tax deductions are not made at source, or

(C) an individual who works for the Company or an Affiliate on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or such Affiliate over the details and methods of work as an employee of the Company or such Affiliate, but for whom income tax deductions are not made at source.

(n) “Exchange” shall mean the Canadian Securities Exchange or, if the Shares are no longer listed for trading on the Canadian Securities Exchange, such other primary exchange or quotation system on which the Shares are listed or quoted for trading.

(o) “Exchange Rules” shall mean the rules and policies of the Exchange, as amended from time to time.

(p) “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the Exchange on such date or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any Canadian or U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final sale price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a Canadian or U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q) “Incumbent Board” shall have the meaning set out in Section 11.3(d).

(r) “Insider” shall have the meaning ascribed to such term in the Securities Act.

(s) “Investor Relations Activities” shall have the meaning ascribed to such term in the Securities Act.

(t) “Management Company Employee” shall mean an individual employed by a Person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person providing Investor Relations Activities to the Company.

(u) “NI 45-106” shall mean National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators, as the same may be amended or replaced from time to time.

(v) “Option” shall mean the right to purchase Shares at a stated price and for a specified time period as determined by the Committee in its sole discretion.

(w) “Other Share-Based Awards” shall have meaning set out in Section 8.1.

(x) “Participant” shall mean an Employee, Director or Consultant that is eligible to participate in the Plan.

(y)Performance Award” shall mean an Award of Performance Cash, Performance Shares or Performance Units granted to a Participant pursuant to Article 9.

(z) “Performance Cash” shall mean a right granted to a Participant to receive a payment in the form of cash, the payment of which is contingent upon achieving certain performance goals established by the Committee in its sole discretion.

(aa) “Performance Period” shall mean the time period established by the Committee during which the performance goals specified by the Committee with respect to a Performance Award are to be measured.

(bb) “Performance Share” shall mean a right granted to a Participant to receive a payment in the form of Shares, the payment of which is contingent upon achieving certain performance goals established by the Committee in its sole discretion.

(cc) “Performance Unit” shall mean a right granted to a Participant to receive a payment in the form of Shares, cash, or a combination thereof, the payment of which is contingent upon achieving certain performance goals established by the Committee in its sole discretion.

(dd) “Permitted Assignee” shall have the meaning set out in Section 12.4.

(ee) “Person” shall mean any individual, firm, partnership, limited partnership, limited liability company or partnership, unlimited liability company, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning;

(ff) “Restricted Share” shall mean a Share issued to a Participant pursuant to Article 7 that is subject to certain restrictions, as the Committee shall determine in its sole discretion.

(gg) “Restricted Share Unit” shall mean a unit granted to a Participant to receive Shares or their cash equivalent, or a combination thereof, upon the satisfaction of certain restrictions as determined by the Committee in its sole discretion.

(hh) “Securities Act” means the Securities Act (British Columbia), as amended.

(ii) “Shares” shall mean the common shares in the capital of the Company.

(jj) “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Article 6.

(kk) “Subsidiary” shall have the meaning ascribed to such term in the Securities Act.

(ll) “Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time.

(mm) “Termination Date” means (i) in the event of a Participant’s resignation, the date on which such Participant ceases to be an Employee, Director or Consultant of the Company or an Affiliate and (ii) in the event of the termination of the Participant’s employment, or position as Director or Consultant, the effective date of the termination as specified in the notice of termination provided to the Participant by the Company or an Affiliate, as the case may be.

(nn) “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

2.2Interpretation.

(a)Whenever the Committee is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion or authority of the Committee.

(b)The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(c)In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(d)The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(e)Unless otherwise specified in the Award Agreement, all references to money amounts are to Canadian currency.

(f)For purposes of this Plan, the legal representatives of a Participant shall only include the administrator, the executor or the liquidator of the Participant’s estate or will.

(g)If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

3.SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a)As of the effective date of the Plan, and subject to adjustment as provided in Section 12.3, the maximum number of Shares issuable upon the exercise or redemption and settlement of all Awards granted under the Plan, together with the number of Shares issuable under outstanding awards granted otherwise than under the Plan, shall not exceed 20% of the issued and outstanding Shares of the Company at the time of granting of the Award. Additionally, the Company shall comply with applicable securities laws and Exchange rules in issuing securities under the Plan to individual Participants.

(b)If any Award expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such Award expired or terminated shall again be available for the purposes of the Plan.

(c)Awards may not be granted unless and until the Awards have been allocated to specific Persons, and then, once allocated, a minimum Fair Market Value can be established.

(d)No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares subject to such Award to exceed the above-noted total numbers of Shares reserved for issuance pursuant to the settlement of all Awards.

3.2Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.ELIGIBILITY AND ADMINISTRATION

4.1Participation in the Plan.

(a)The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award or otherwise in respect of participation under the Plan. Neither the Company, nor any of its directors, officers, employees, shareholders, consultants or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Company and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(b)Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Company or any of its Subsidiaries. No asset of the Company or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Company or any of its Subsidiaries under this Plan. Unless otherwise determined by the Committee, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured creditor of the Company.

(c)Unless otherwise determined by the Committee, the Company shall not offer financial assistance to any Participant in regard to the exercise of any Award granted under this Plan.

(d)It is the responsibility of the Participant to complete and file any tax returns which may be required within the periods specified in applicable laws as a result of the Participant’s participation in the Plan. Neither the Company nor any Affiliate shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan and the Participant shall indemnify and save harmless the Company and its Affiliates from and against any and all loss, liability, damage, penalty or expense (including legal expense), which may be asserted against the Company or its Affiliates or which the Company or its Affiliates may suffer or incur arising out of, resulting from, or relating in any manner whatsoever to any tax liability in connection therewith.

4.2Eligibility. Awards may be granted to Eligible Persons in accordance with the terms of the Plan.

4.3Administration.

(a)The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

a)select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

b)determine the type or types of Awards to be granted to each Participant hereunder;

c)determine the number of Shares (or dollar value) to be covered by each Award granted hereunder;

d)determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

e)determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property;

f)determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

g)determine whether, to what extent and under what circumstances any Award shall be canceled or suspended, or vesting terms or other restrictions waived or accelerated;

h)interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

i)correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

j)establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

k)adopt such rules or regulations and vary the terms of this Plan and any grant hereunder as it considers necessary to address tax or other requirements of any applicable jurisdiction;

l)amend the terms of any Award Agreement, subject to and in accordance with Section 12.2; and

m) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the full Board.

(c)To the extent not inconsistent with applicable law or Exchange Rules, the Committee may authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

5.OPTIONS

5.1Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3Exercise Price. The exercise price per each Share purchasable under any Option granted pursuant to this Article shall not be less than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the Option and (b) the date of grant of the Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders, including Disinterested Shareholder Approval, if required: (a) lower the exercise price per Share of an Option after it is granted, (b) cancel an Option when the exercise price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under Exchange Rules.

5.4Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by the holder of such Option due to a Black-Out Period or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until the date 10 days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5Exercise of Options.

(a)The Award Agreement shall specify when Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made in cash only (including certified cheque or wire transfer of immediately available funds). The notice of exercise, accompanied by such payment and any additional payment required by Section 13.2, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6Amendment or Cancellation of Options. The terms of an option may not be amended once issued. If an option is cancelled prior to its expiry date, the Company must post notice of the cancellation and shall not grant new options to the same person until 30 days have elapsed from the date of cancellation.

6.STOCK APPRECIATION RIGHTS

6.1Grant. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee as of the date of grant, including the following:

(a)When Stock Appreciation Rights vest and become exercisable.

(b)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive from the Company an amount equal to the excess of (i) the Fair Market Value of a Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(c)The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(d)The terms and conditions of Stock Appreciation Rights need not be the same with respect to each Participant.

(e)The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of a Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option or in connection with an adjustment provided in Section 12.3, and (ii) have a term not greater than 10 years. Notwithstanding clause

(ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the Black-Out Policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended until the date 10 days following the end of the legal prohibition, black-out period or lock-up agreement.

(f)An Award Agreement may provide that, if on the last day of the term of a Stock Appreciation Right, the Fair Market Value of a Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes (subject to Section 13.2); any fractional Share shall be settled in cash.

(g)Without the approval of the Company’s shareholders, including Disinterested Shareholder Approval if required, other than pursuant to Section 12.3, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award (other than in connection with a Change of Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Exchange.

7.RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1Grants. Awards of Restricted Shares and of Restricted Share Units may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan (referred to as a “Restricted Share Award” or “Restricted Share Unit Award” respectively), and such Restricted Share Awards and Restricted Share Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Restricted Share or Restricted Share Units, subject to such minimum consideration as may be required by applicable law and Exchange Rules. The Award Agreement shall specify the Vesting Period for the Restricted Share or Restricted Share Units.

7.2Award Agreements. The terms of any Restricted Share Award or Restricted Share Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Share Awards and Restricted Share Unit Awards need not be the same with respect to each Participant.

7.3Restrictions Applicable to Other Property. Any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Share Award or Restricted Share Unit Award, and the Committee

shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate.

7.4Issuance of Shares. Any Restricted Shares granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Share.

8.OTHER SHARE-BASED AWARDS

8.1Grants. Other Share-Based Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred share units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share- Based Awards shall also be available as a form of payment for other Awards granted under the Plan and other earned cash-based compensation.

8.2Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Other Share-Based Awards may be subject to vesting restrictions during the Vesting Period as specified by the Committee.

8.3Payment. Except as may be provided in an Award Agreement, Other Share- Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis..

8.4Deferral of Director Fees; Other Director Awards. Directors may, if determined by the Board, receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their annual compensation. In addition, if determined by the Board, Directors may elect to receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their Board committee compensation or annual meeting fees. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred share units, or other Awards, as the case may be.

9.PERFORMANCE AWARDS

9.1Grants. Performance Awards, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals for Performance Awards to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon criteria that is objective in nature as determined by the Committee in its discretion and shall be disclosed in the Award Agreement.

9.2Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

9.3Terms and Conditions. The performance criteria to be achieved during any Performance Period shall be objective in nature and disclosed in the Award Agreement and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4Payment. Except as provided in Article 10, or by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10.CEASING TO BE AN EMPLOYEE, DIRECTOR OR CONSULTANT

10.1Upon a Participant ceasing to be an Eligible Person for a reason provided below, then, subject to Section 11 and subject to the terms of any applicable Award Agreement:

(a)if for Cause, any vested or unvested Award granted to such Participant shall terminate automatically and become void immediately;

(b)as a result of his or her employment or service relationship with the Company or an Affiliate being terminated without Cause: (i) any unvested Award granted to such Participant shall terminate and become void immediately and (ii) any vested Award granted to such Participant may be exercised by such Participant or redeemed and settled by the Company. Unless otherwise determined by the Committee, in its sole discretion, such Award shall only be exercisable or redeemable within the earlier of 90 days after the Termination Date, or the expiry date of the Award set forth in the Award Agreement, after which the Award will expire;

(c)as a result of his or her resignation from the Company or an Affiliate: (i) each unvested Award granted to such Participant shall terminate and become void immediately upon resignation and (ii) each vested Award granted to such Participant will cease to be exercisable or redeemable on the earlier of 90 days following the Termination Date and the expiry date of the Award set forth in the Award Agreement, after which the Award will expire;

(d)by reason of retirement or permanent disability: (i) any unvested Award shall terminate and become void immediately, and (ii) any vested Award will cease to be exercisable or redeemable on the earlier of the 90 days from the date of retirement or the date on which the Participant ceases his or her employment or service relationship with the Company or any Affiliate by reason of permanent disability, and the expiry date of the Award set forth in the Award Agreement, after which the Award will expire;

(e)by reason of death, any vested Award granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares which such Participant was entitled to acquire under the respective Award (the “Vested Awards”) on the date of such Participant’s death. Such Vested Awards shall only be exercisable or redeemable within twelve months after the Participant’s death or prior to the expiration of the original term of the Award whichever occurs earlier;

(f)by reason of electing a voluntary leave of absence of more than twelve months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant’s participation in the Plan shall be terminated, provided that all vested Awards granted to the Participant shall remain outstanding and in effect until the applicable exercise or redemption date, or an earlier date determined by the Board at its sole discretion; or

(g)if engaged primarily to provide Investor Relations Activities, as a result of his or her relationship with the Company or an Affiliate being terminated without Cause (i) any unvested Award granted to such Participant shall terminate and become void immediately and (ii) any vested Award granted to such Participant may be exercised by such Participant or redeemed and settled by the Company. Unless otherwise determined by the Board, in its sole discretion, such Award shall only be exercisable or redeemable within the earlier of 90 days after the Termination Date, or the expiry date of the Award set forth in the Award Agreement, after which the Award will expire.

11.CHANGE IN CONTROL PROVISIONS

11.1Impact of Change of Control. The following provisions will apply to Awards in the event of a Change of Control unless otherwise provided in an Award Agreement or any other written agreement between the Company or an Affiliate and a Participant, or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change of Control, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change of Control:

(a)arrange for the surviving corporation or acquiring corporation (or its parent company) to assume or continue the Award or to substitute a similar award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Change of Control);

(b)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or its parent company);

(c)accelerate the vesting, subject to Exchange approval, if required, in whole or in part, of an Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change of Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change of Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change of Control in accordance with the exercise procedures determined by the Board;

(d)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(e)cancel or arrange for the cancellation of an Award, to the extent not vested or not exercised prior to the effective time of the Change of Control, in exchange for no consideration or such consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(f)cancel or arrange for the cancellation of an Award, to the extent not vested or not exercised prior to the effective time of the Change of Control, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (i), the per share amount (or value of property per share) payable to holders of common shares in connection with the Change of Control, over (ii) the per share exercise price under the applicable Award, multiplied by the number of Shares subject to the Award. For clarity, this payment may be $0 if the amount per share (or value of property per share) payable to the holders of the Shares is equal to or less than the per share exercise price of the Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Change of Control may apply to such payment to the holder of the Award to the same extent and in the same manner as such provisions apply to the holders of Shares; and

(g)The Board need not take the same action or actions with respect to every Award or any portion of an Award or with respect to every Participant.

11.2Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change of Control involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow or other contingent consideration.

11.3Change of Control.   Unless otherwise provided in an Award Agreement, “Change of Control” means the occurrence of any one of the following events (provided, however, that any definition of Change of Control in an Award Agreement may not provide that a Change of Control will occur prior to consummation or effectiveness of a change in control of the Company and may not provide that a Change of Control will occur upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

a)an acquisition by a Person, or one or more Persons acting jointly or in concert, of the beneficial ownership of securities of the Company resulting in such Person or Persons holding securities representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, plan of arrangement, amalgamation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because the level of ownership held by a person, entity or group exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, a person, entity or group becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by such person, entity or group over the designated percentage threshold, then a Change of Control shall be deemed to occur;

b)there is consummated a merger, consolidation, plan of arrangement, amalgamation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, plan of arrangement, amalgamation or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation, plan of arrangement, amalgamation or similar transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, plan of arrangement, amalgamation or similar transaction;

c)there is consummated a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

d)individuals who, on the effective date of the Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

12.GENERALLY APPLICABLE PROVISIONS

12.1Approvals Required for Plan. Prior to its implementation by the Company, the Plan is subject to approval by the Exchange, if required, and thereafter the Plan must be approved by shareholders and by the Exchange as required pursuant to Exchange Rules in effect from time to time.

12.2Amendment and Termination of the Plan.

(a)The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of a Participant, provided that such suspension, termination, amendment or revision shall:

a)not materially adversely alter or impair the rights of a Participant, without the consent of such Participant, except as permitted by the provisions of the Plan;

b)be in compliance with applicable law; and

c)be subject to shareholder approval, including Disinterested Shareholder Approval if applicable, where required by law or the requirements of the Exchange, provided that the Committee may, from time to time, in its absolute discretion and without approval of the shareholders of the Company make the following amendments to this Plan:

(A)any amendment to the vesting provisions, if applicable, or assignability provisions of any Award;

(B)any amendment regarding the effect of termination of a Participant’s employment or engagement;

(C)any amendment necessary to comply with applicable law or the requirements of the Exchange or any other regulatory body;

(D)any amendment of a “housekeeping” nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(E)any amendment regarding the administration of the Plan;

(F)any amendment to the Plan to preserve the tax treatment of the awards hereunder, except to the extent that Shareholder approval would be required by law or the requirements of the Exchange in respect of such amendment;

(G)any amendment to add provisions permitting the grant of Awards settled otherwise than with Shares issued from treasury, or adopt a clawback provision applicable to equity compensation; and

(H)any other amendment that does not require the approval of the shareholders of the Company under Section 12.2(b).

(b)Notwithstanding Section 12.2(a), the Board shall be required to obtain shareholder approval or Disinterested Shareholder Approval, if required, to make the following amendments:

a)any increase to the maximum number of Shares issuable under the Plan, or to the percentage set out in Section 3.1(a), except in the event of an adjustment pursuant to Article 12.3;

b)except in the case of an adjustment pursuant to Section 12.3, any amendment which reduces the exercise price of an Option or any cancellation of an Option and replacement of such Option with an Option with a lower exercise price;

c)any amendment which extends the expiry date of any Award, except in accordance with Section 5.4 or 6.2;

d)any amendment which increases the maximum number of Restricted Share Units, Performance Awards, Stock Appreciation Rights or Other Share-Based Awards which may be granted as set out in Section 3.1(a);

e)any amendment that would permit an Award to be transferable or assignable other than for normal estate settlement purposes or in accordance with Section 12.4; and

f)any amendment to the amendment provisions of the Plan; or

g)any other amendment required to be approved by shareholders under applicable law or under Exchange Rules.

12.3Adjustments. In the event of any merger, plan of arrangement, amalgamation, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.4Transferability of Awards. Except as specifically provided in an Award Agreement approved by the Committee, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (other than an Option) without consideration (each transferee thereof, a “Permitted Assignee”) (i) to a trust which the Participant is a beneficiary of; (ii) to a holding entity (as such term is defined in NI 45- 106 of such Participant); or (iii) to an RRSP, RRIF or TFSA of such Participant; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any such permitted transfer. No Award granted hereunder may be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of except as provided herein and with the prior written approval of the Committee.

12.5Termination of Employment or Services. For purposes of the Plan and Awards made thereunder, the date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.6Grant of Awards. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Company or a Subsidiary to the Participant of employment or another service relationship with the Company or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Company or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Company or any of its Affiliates in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.

12.7Conformity to Plan. In the event that an Award is granted or an Award Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan, as shall be agreed by the Committee.

12.8Rights as a Shareholder. Except as otherwise provided herein, neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

12.9Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

12.10[Reserved]

12.11Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or an Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

13.MISCELLANEOUS

13.1Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. An Award Agreement shall set forth the material terms and conditions of an Award as established by the Committee consistent with the provisions of the Plan.

13.2Tax Withholding.

(a)Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of such withholdings, including in respect of applicable taxes and source deductions, as the Company determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Committee determines, including by (i) having the Participant elect to have the appropriate number of such Shares sold by the Company, the Company’s transfer agent and registrar or any trustee appointed by the Company pursuant to Section 13.2 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Company, which will in turn remit such amounts to the appropriate governmental authorities, (ii) requiring that the Participant remit, at or before the exercise of such Award, payment in cash of an amount equal to such withholding obligation in respect of such exercise; or (iii) any other mechanism as may be required or determined by the Company as appropriate.

(b)Notwithstanding Section 13.2(a), the applicable tax withholdings may be waived where a Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Tax Act apply.

13.3Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4[Reserved]

13.5Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement or any policy adopted by the Company, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy. Without limiting the generality of the foregoing, the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Company applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Committee may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or Exchange Rules, including any related policy adopted by the Company. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Committee, and to cause any and all Permitted Transferees of the Participant to cooperate fully with the Committee, to effectuate any forfeiture or disgorgement required hereunder. Neither the Committee nor the Company nor any other person, other than the Participant and his or her Permitted Transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her Permitted Transferees, if any, that may arise in connection with this Section 13.5.

13.6Securities Law Compliance.

(a)The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award and exercise of any Award, and the Company’s obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, applicable Exchange Rules and to such approvals by any regulatory or governmental agency as may be required or as may be determined by the Committee. The Company shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(b)The Company shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance of such Shares shall have been duly made with the Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(c)If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Company to issue such Shares shall terminate and any funds paid to the Company in connection with the exercise of such Option will be returned to the Participant as soon as practicable.

13.7Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company or an Affiliate. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of an Affiliate (or as may be required by the terms of such plan).

13.8Listing of Shares. So long as the Shares are listed on the Exchange, the Company must apply to the Exchange for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Company cannot guarantee that such Shares will be listed or quoted on the Exchange.

13.9Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

13.11Governing Law. The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.12Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time until the Plan is terminated by the Board, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated or have expired.

13.13No Restriction on Corporate Actions. The existence of any Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Company’s capital structure or its business, or any amalgamation, arrangement, combination, merger or consolidation involving the Company or to create, issue, redeem or repurchase any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

13.14Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside Canada, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in Canada as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15No Obligation to Notify or Minimize Taxes; No Liability for Taxes. The Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its officers, Directors, Employees, Affiliates, agents or advisors related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so.

13.16No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization, the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17Participant Information. Each Participant shall provide the Company with all information (including personal information) required by the Company in order to administer the Plan. Each Participant acknowledges that information required by the Company in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties (including the Exchange) and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Company to make such disclosure on the Participant’s behalf.

13.18Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that in relation to the subject matter of the proceeding the indemnitee acted honestly and in good faith with a view to the best interests of the Company or an Affiliate, as applicable, and in the case of a proceeding other than a civil proceeding, the indemnitee had reasonable grounds for believing that his conduct in respect of which the proceeding was brought was lawful and, further provided, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to applicable law or the Company’s Articles, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee or Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

13.20Headings. The headings in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.